ePlus Reports First Quarter Financial Results

Quarterly Highlights:

•	Net sales decreased 4.5% to $356.5 million; technology segment net sales decreased 4.4% to $346.9 million.
•	Adjusted gross billings decreased 1.1% to $482.3 million.
•	Consolidated gross profit increased 4.0% to $80.7 million; consolidated gross margin was 22.6%, an increase of 180 basis points.
•	Net earnings increased 13.8% to $15.3 million.
•	Adjusted EBITDA increased 3.9% to $25.4 million.
•	Diluted earnings per share increased 16.7% to $1.12. Non-GAAP diluted earnings per share increased 6.7% to $1.28.

HERNDON, VA – August 8, 2018 – ePlus inc. (NASDAQ:PLUS - news), a leading provider of technology solutions, today announced financial results for the three months ended June 30, 2018.

Management Comment

"First quarter results reflected higher gross profit performance due primarily to product mix and the expansion of our consultative and annuity services.  Our focus on providing customers with solutions around the high growth areas of Cloud, Security and Digital Infrastructure enabled us to report 4% growth in gross profit and a 180-basis point expansion in gross margin to 22.6%.  This growth was achieved despite lower year-on-year sales comparisons, due to a large project that benefitted sales primarily in last fiscal year's first and second quarters.  On a sequential basis, sales increased by approximately 8%, reflecting broad-based demand across our customer set, particularly within the mid-market, where we are offering a full range of services and focusing on generating annuity revenue streams," said Mark Marron, Chief Executive Officer and President.

"We delivered a strong quarter of profitability, while continuing to invest in our future to support our key strategic areas.  This includes investing in emerging technologies, while realigning and retraining existing sales and technical personnel to address the technology demands of today and the future."

First Quarter Fiscal 2018 Results

For the first quarter ended June 30, 2018 as compared to the first quarter of the prior fiscal year ended June 30, 2017:

Consolidated net sales decreased 4.5% to $356.5 million, from $373.4 million.

Technology segment net sales decreased 4.4% to $346.9 million, from $362.9 million.

Adjusted gross billings decreased 1.1% to $482.3 million. Adjusted gross billings are technology segment net sales adjusted to exclude the costs incurred of applicable third-party maintenance, software assurance and subscription/Saas licenses, and services.

Financing segment net sales decreased 7.5% to $9.7 million, from $10.5 million.

Consolidated gross profit rose 4.0% to $80.7 million, from $77.6 million. Consolidated gross margin improved 180 basis points to 22.6%, compared with 20.8% last year, due to a shift in mix towards third-party maintenance, software assurance and subscription/SaaS licenses, and services. Also contributing were higher product margins and service revenues.

Operating expenses increased 5.5% to $60.2 million, from $57.1 million, due, in part to an increase in variable compensation as a result of the increase in gross profit, as well as an increase of 26 personnel, or 2.1%, to 1,249 from 1,223 as of June 30, 2017.

Consolidated operating income decreased 0.2% to $20.5 million.

Our effective tax rate for the current quarter was 25.7%, compared with 35.4% in the prior year quarter. The lower effective tax rate was due to the change in the U.S federal statutory rate to 21% from legislation that was enacted on December 22, 2017. As a result, the U.S. statutory tax rate for the quarter ended June 30, 2018 was 21.0%, as compared to 35.0% for the same period last year.

Net earnings rose 13.8% to $15.3 million.

Adjusted EBITDA rose 3.9% to $25.4 million, from $24.4 million.

Diluted earnings per share was $1.12, compared with $0.96 in the prior year quarter. Non-GAAP diluted earnings per share was $1.28, compared with $1.20 last year. Non-GAAP diluted earnings per share is based on net earnings calculated in accordance with GAAP, adjusted to exclude other income (expense), share based compensation, and acquisition and integration expenses, and the related tax effects, and an adjustment to our tax expense in the prior year assuming a 21.0% statutory  income tax rate for U.S. operations.

Balance Sheet Highlights

As of June 30, 2018, ePlus had cash and cash equivalents of $57.5 million, compared with $118.2 million as of March 31, 2018.  The decrease in cash and cash equivalents was primarily due to increases in working capital in the technology segment and share repurchases.  Total stockholders' equity was $379.9 million, compared with $372.6 million as of March 31, 2018. Total shares outstanding were 13.7 million and 13.8 million on June 30, 2018 and March 31, 2018, respectively.

Summary and Outlook

"Market dynamics remain favorable, and our customers continue to look for solutions and service offerings in our key focus areas of Cloud, Security and Digital Infrastructure.  Sales of security products and services increased to 18.6% of adjusted gross billings, a 160-basis point increase, for the trailing twelve months ended June 30, 2018. Our go-to-market strategy has been effective in differentiating ePlus as a provider of complex solutions to a broad and increasingly diversified customer base.  Additionally, the shift toward ratably recognized revenue over time will provide us with improved visibility and create opportunities to upsell and cross-sell products and services to existing clients.

 "We continue to optimize our cost structure while making investments in customer-facing headcount which are aligned with our strategic focus areas. Given our strong balance sheet, we will continue to seek out strategic acquisitions that can expand our solutions offerings and geographic footprint.  All of this sets the stage for another year of progress for ePlus in fiscal 2019," Mr. Marron concluded.

Recent Corporate Developments/Recognitions

•	On July 31, ePlus announced that Douglas King has joined as its Chief Information Officer.
•	On June 14, ePlus announced Maureen F. Morrison had been appointed to the Board of Directors, filling a newly created board seat.
•
On June 5, ePlus announced that its subsidiary, ePlus Technology, inc. had been promoted to the Elite Level as a Deep Learning Partner with NVIDIA. Additionally, ePlus announced that it was named to CRN®'s 2018 Solution Provider 500 list. The list is CRN's annual ranking of the largest technology integrators, solution providers and IT consultants in North America by revenue.

•	On May 9, ePlus announced that Darren Raiguel had been promoted to Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc.

Conference Call Information

ePlus will hold a conference call and webcast at 4:30 p.m. ET on August 8, 2018:

Date:	Wednesday, August 8, 2018
Time:	4:30 p.m. ET
Live Call:	(877) 870-9226, domestic, (973) 890-8320, international
Replay:	(855) 859-2056, domestic, (404) 537-3406, international
Passcode:	7483596 (live and replay)
Webcast:	http://www.eplus.com/investors (live and replay)

The replay of this webcast will be available approximately two hours after the call and be available through August 16, 2018.

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology.  With the highest certifications from top technology partners and expertise in key technologies from data center to security, cloud, and collaboration, ePlus transforms IT from a cost center to a business enabler.  Founded in 1990, ePlus has more than 1,200 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac.  The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlus.

ePlus. Where Technology Means More®.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements

Statements in this press release that are not historical facts may be deemed to be "forward-looking statements."  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from financial market disruption and volatility in the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, and restrictions on our access to capital necessary to fund our operations; our ability to successfully perform due diligence and integrate acquired businesses; disruptions or a security breach in our or our vendors IT systems and data and audio communication networks; the possibility of goodwill impairment charges in the future; significant adverse changes in, reductions in, or losses of relationships with major customers or vendors; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; our ability to reserve adequately for credit losses; our ability to secure our customers' electronic and other confidential information and remain secure during a cyber-security attack; future growth rates in our core businesses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service and software as a service; our ability to realize our investment in leased equipment; our ability to hire and retain sufficient qualified personnel; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per shares amounts)

	June 30, 2018	March 31, 2018
ASSETS	(unaudited)	(as adjusted)

Current assets:
Cash and cash equivalents	$57,480	$118,198
Accounts receivable—trade, net	321,033	268,287
Accounts receivable—other, net	37,628	28,401
Inventories	52,127	39,855
Financing receivables—net, current	70,619	69,936
Deferred costs	14,389	16,589
Other current assets	18,319	23,625
Total current assets	571,595	564,891

Financing receivables and operating leases—net	70,054	68,511
Property, equipment and other assets	17,592	19,143
Goodwill	76,484	76,624
Other intangible assets—net	24,674	26,302
TOTAL ASSETS	$760,399	$755,471

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$98,672	$106,933
Accounts payable—floor plan	129,577	112,109
Salaries and commissions payable	17,528	19,801
Deferred revenue	36,012	35,648
Recourse notes payable—current	-	1,343
Non-recourse notes payable—current	42,121	40,863
Other current liabilities	22,480	33,370
Total current liabilities	346,390	350,067

Non-recourse notes payable—long term	12,477	10,072
Deferred tax liability—net	1,648	1,662
Other liabilities	20,030	21,067
TOTAL LIABILITIES	380,545	382,868

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,723 outstanding at June 30, 2018 and 13,761 outstanding at March 31, 2018	143	142
Additional paid-in capital	131,693	130,000
Treasury stock, at cost, 575 shares at June 30, 2018 and 467 shares at March 31, 2018	(45,075)	(36,016)
Retained earnings	293,218	277,945
Accumulated other comprehensive income—foreign currency translation adjustment	(125)	532
Total Stockholders' Equity	379,854	372,603
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$760,399	$755,471

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Three Months Ended June 30,
	2018	2017
	(unaudited)	(as adjusted)

Net sales	$356,532	$373,356
Cost of sales	275,829	295,763
Gross profit	80,703	77,593

Selling, general and administrative expenses	56,966	54,664
Depreciation and amortization	2,790	2,063
Interest and financing costs	476	359
Operating expenses	60,232	57,086

OPERATING INCOME	20,471	20,507

Other income	97	271

EARNINGS BEFORE PROVISION FOR INCOME TAXES	20,568	20,778

PROVISION FOR INCOME TAXES	5,295	7,355

NET EARNINGS	$15,273	$13,423

NET EARNINGS PER COMMON SHARE—BASIC	$1.14	$0.97
NET EARNINGS PER COMMON SHARE—DILUTED	$1.12	$0.96

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	13,434	13,806
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	13,597	14,019

Technology Segment
	Three months ended June 30,
	2018	2017	% Change
	(in thousands)

Net sales	$ 346,864	$ 362,899	(4.4%)
Cost of sales	274,081	293,266	(6.5%)
Gross profit	72,783	69,633	4.5%

Selling, general and administrative	54,454	51,501	5.7%
Depreciation and amortization	2,789	2,062	35.3%
Operating expenses	57,243	53,563	6.9%

Operating income	$ 15,540	$ 16,070	(3.3%)

Key Business Metrics
Adjusted gross billings	$ 482,301	$ 487,504	(1.1%)
Adjusted EBITDA	$20,341	$19,886	2.3%

Technology Segment Net Sales by Customer-end Market
	Twelve Months Ended June 30,
	2018	2017	Change
Technology	24%	25%	(1%)
State & Local Government & Educational Institutions	17%	19%	(2%)
Telecom, Media, and Entertainment	14%	15%	(1%)
Financial Services	15%	13%	2%
Healthcare	14%	11%	3%
All others	16%	17%	(1%)
Total	100%	100%

Financing Segment
	Three months ended June 30,
	2018	2017	% Change
	(in thousands)

Net sales	$ 9,668	$ 10,457	(7.5%)
Cost of sales	1,748	2,497	(30.0%)
Gross profit	7,920	7,960	(0.5%)

Selling, general and administrative	2,512	3,163	(20.6%)
Depreciation and amortization	1	1	0.0%
Interest and financing costs	476	359	32.6
Operating expenses	2,989	3,523	(15.2%)

Operating income	$ 4,931	$ 4,437	11.1%

Key Business Metrics
Adjusted EBITDA	$5,029	$4,521	11.2%

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION

We included reconciliations below for the following non-GAAP information: (i) Adjusted Gross Billings, (ii) Adjusted EBITDA, (iii) Segment Adjusted EBITDA, and (iv) non-GAAP Net Earnings per Common Share - Diluted.

We define adjusted gross billings as our technology segment net sales calculated in accordance with GAAP, adjusted to exclude the costs incurred related to sales of third-party maintenance, software assurance and subscription/SaaS licenses, and services.  The presentation of adjusted gross billings has been updated from prior period presentations to align with net sales within our technology segment.

We define Adjusted EBITDA as net earnings calculated in accordance with GAAP, adjusted for the following: interest expense, depreciation and amortization, share based compensation, acquisition and integration expenses, provision for income taxes, and other income. Segment Adjusted EBITDA is defined as operating income calculated in accordance with GAAP, adjusted for interest expense, share based compensation, acquisition and integration expenses, and depreciation and amortization. We consider the interest on notes payable from our financing segment and depreciation expense presented within cost of sales, which includes depreciation on assets financed as operating leases, to be operating expenses.

Non-GAAP net earnings per common share are based on net earnings calculated in accordance with GAAP, adjusted to exclude other income, share based compensation, and acquisition related amortization expense, and the related tax effects. The presentation of non-GAAP net earnings and non-GAAP net earnings per common share – diluted have been changed from prior period presentations to adjust our tax expense assuming a statutory income tax rate of 21.0% for U.S. operations.

Our use of non-GAAP information as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in our industry, might calculate similar non-GAAP Adjusted Gross Billings, Adjusted EBITDA, and non-GAAP Net Earnings per Common Share - Diluted or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three Months Ended June 30,
	2018	2017
	(in thousands)

Technology segment net sales	$346,864	$362,899
Costs incurred related to sales of third party software assurance, maintenance and services	135,437	124,605
Adjusted gross billings	$482,301	$487,504

	Three Months Ended June 30,
	2018	2017
	(in thousands)
Consolidated

Net earnings	$15,273	$13,423
Provision for income taxes	5,295	7,355
Share based compensation	1,693	1,507
Acquisition related expenses	416	330
Depreciation and amortization [1]	2,790	2,063
Other (income) expense [2]	(97)	(271)
Adjusted EBITDA	$25,370	$24,407

	Three Months Ended June 30,
	2018	2017
	(in thousands)
Technology Segment
Operating income	$15,540	$16,070
Depreciation and amortization [1]	2,789	2,062
Share based compensation	1,596	1,424
Acquisition and integration expenses	416	330
Segment Adjusted EBITDA	$20,341	$19,886

Financing Segment
Operating income	$4,931	$4,437
Depreciation and amortization [1]	1	1
Share based compensation	97	83
Segment Adjusted EBITDA	$5,029	$4,521

	Three Months Ended June 30,
	2018	2017
	(in thousands, except per share data)
GAAP: Earnings before provision for income taxes	$20,568	$20,778
Share based compensation	1,693	1,507
Acquisition related expenses	416	330
Acquisition related amortization expense [3]	1,764	1,121
Other (income) expense [2]	(97)	(271)
Non-GAAP: Earnings before provision for income taxes	24,344	23,465

GAAP: Provision for income taxes	5,295	7,355
Share based compensation	483	435
Acquisition related expenses	119	95
Acquisition related amortization expense [3]	474	291
Other (income) expense [2]	(28)	(78)
Adjustment to US Federal tax rate to 21%	-	(2,722)
Tax benefit on restricted stock	569	1,255
Non-GAAP: Provision for income taxes	6,912	6,631

Non-GAAP: Net earnings	$17,432	$16,834

GAAP: Net earnings per common share – diluted	$1.12	$0.96
Non-GAAP: Net earnings per common share – diluted	$1.28	$1.20

[1] Amount consists of depreciation and amortization for assets used internally.
[2] Interest income and foreign currency transaction gain.
[3] Amount consists of amortization of intangible assets from acquired businesses.